                                                                    Exhibit 12.1

NALCO HOLDINGS LLC
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)
(in millions)

                                                                          PREDECESSOR
                                                   -----------------------------------------------------------
                                                   YEAR ENDED DECEMBER 31,   JANUARY 1, 2003    THREE MONTHS
                                                   -----------------------       THROUGH           ENDED
                                                        2001         2002    NOVEMBER 3, 2003  MARCH 31, 2003
--------------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes                     (82.4)       236.9       (85.3)            42.4
    Less income from equity investees, net               (3.0)        (3.6)       (2.0)            (0.7)
    Plus income distributions from equity investees       1.2          4.0         0.2                -
Fixed charges                                            51.5         46.9        40.6             12.4
                                                         ----         ----        ----             ----
Earnings before fixed charges                           (32.7)       284.2       (46.5)            54.1
                                                        =====        =====       =====            =====

Computation of fixed charges:
Interest expense                                         44.4         38.5        32.7             10.3
Capitalized interest                                        -            -           -                -
Estimated interest portion of rent expense                7.1          8.4         7.9              2.1
                                                         ----         ----        ----             ----
Fixed charges                                            51.5         46.9        40.6             12.4
                                                        =====        =====       =====            =====

                                                         ----         ----        ----             ----
Ratio of earnings to fixed charges (1)                      -          6.1           -              4.4
                                                        =====        =====       =====            =====

                                                                SUCCESSOR
                                                   ----------------------------------
                                                    NOVEMBER 4, 2003    THREE MONTHS    PRO FORMA YEAR
                                                        THROUGH            ENDED            ENDED
                                                    DECEMBER 31, 2003  MARCH 31, 2004  DECEMBER 31, 2003
----------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes                     (32.5)            (115.0)            (212.2)
    Less income from equity investees, net               (0.4)              (0.7)              (2.4)
    Plus income distributions from equity investees         -                  -                0.2
Fixed charges                                            52.7               56.7              223.3
                                                         ----               ----              -----
Earnings before fixed charges                            19.8              (59.0)               8.9
                                                         ====               ====                ===

Computation of fixed charges:
Interest expense                                         49.6               53.3              209.4
Capitalized interest                                        -                  -                  -
Estimated interest portion of rent expense                3.1                3.4               13.9
                                                         ----               ----              -----
Fixed charges                                            52.7               56.7              223.3
                                                         ====               ====                ===

                                                         ----               ----              -----
Ratio of earnings to fixed charges (1)                      -                  -                  -
                                                         ====               ====                ===

(1) Earnings were insufficient to cover fixed charges by $84.2 million for the year ended December 31, 2001, $87.1 for the period from January 1, 2003 thorugh
November 3, 2003, $32.9 million for the period from November 4, 2003 through
December 31, 2003, $115.7 million for the three months ended March 31, 2004 and
$214.4 million for the pro forma year ended December 31, 2003. Accordingly, the ratio of earnings to fixed charges was less than 1:1.